EXHIBIT 24


CONSENT OF INDEPENDENT AUDITORS





Board of Directors and Stockholders
First Pulaski National Corporation
Pulaski, Tennessee


We consent to the incorporation by reference in Registration
Statement No. 33-20652 on Form S-8 dated March 18, 1988 of our report on the financial statements and schedules included in the Annual
Report on Form 10-K of First Pulaski National Corporation for the year ended December 31, 1996.

[S] Putman and Hancock




Fayetteville, Tennessee
February 20, 1997

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